AMENDMENT TO
              SUB-ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT

                  THIS AMENDMENT, dated as of December 3, 2008, is made to the Sub-Administration and Accounting Services Agreement dated May 1, 2006, as amended from time to time, by and among WT Mutual Fund (the "Fund"), Rodney Square Management Corporation ("RSMC") and PNC Global Investment Servicing (U.S.) Inc. (formerly "PFPC Inc.") ("PNC") (the "Agreement").

                  WHEREAS, the parties hereto desire to amend certain terms and conditions set forth in the Agreement.

                  NOW, THEREFORE, in consideration of the foregoing and of the mutual agreements set forth herein, the parties agree to amend the Agreement as follows:

                  1. The Agreement is hereby amended by replacing references to "PFPC Inc." with "PNC Global Investment Servicing (U.S.) Inc." and replacing references to "PFPC" with "PNC".

                  2. The first sentence of Section 16 of the Agreement shall be deleted and the following sentence shall be inserted in its place:

                  "This Agreement shall be effective on the date first written above and shall continue until September 30, 2009 (the "Initial Term")."

                  3. This Amendment contains the entire understanding of the parties with respect to the matters contained herein and unless otherwise specifically modified hereby, the terms of the Agreement shall remain in full force and effect and shall apply hereto. To the extent that any provision of this Amendment modifies or is otherwise inconsistent with any provision of the prior agreements and related agreements, this Amendment shall control.

                           [Intentionally left blank.]

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers, as of the day and year first above written.

PNC GLOBAL INVESTMENT                               WT MUTUAL FUND
SERVICING (U.S.) INC.

By:      /s/ Jay F. Nusblatt                        By:   /s/ John J. Kelley
   -----------------------------------------           ------------------------

Name:    Jay F. Nusblatt                            Name:  John J. Kelley
     ---------------------------------------               ------------------

Title:   Sr. Vice President                                 Title:  President
      --------------------------------------                        -----------
RODNEY SQUARE MANAGEMENT CORPORATION

By:      /s/ Joseph M. Fahey, Jr.
   ------------------------------

Name:    Joseph M. Fahey, Jr.

Title:   Vice President